??
??
BofA??Finance??LLC
Notes????
Fully??and??Unconditionally??Guaranteed??by??Bank??of??America??Corporation
Bank??of??America????
??
Filed??pursuant??to??Rule??433??
Registration??Statement??No??333??213265
??
??
??
Risk??Factors??
?? You??may??not??earn??a??return??on??your??investment.????
?? The??Notes??do??not??bear??interest.??
?? Your??return??on??the??Notes??may??be??less??than??the??yield??on??a??conventional??debt??security??of??
comparable??maturity.????
?? Any??payments??on??the??Notes??are??subject??to??the??credit??risk??of??BofA??Finance??and??the??Guarantor,??and??
actual??or??perceived??changes??in??BofA??Finance??or??the??Guarantor’s??creditworthiness??are??expected??to??
affect??the??value??of??the??Notes.????
?? The??public??offering??price??you??pay??for??the??Notes??will??exceed??their??initial??estimated??value.??
?? We??cannot??assure??you??that??a??trading??market??for??your??Notes??will??ever??develop??or??be??maintained.????
?? The??Redemption??Amount??will??not??reflect??changes??in??the??level??of??the??Underlying??other??than??on??the??
Observation??Dates.????
?? The??publisher??of??the??S&P??500®??Index??and??the??Underlying??may??adjust??the??S&P??500®??Index??or??the??
Underlying??in??a??way??that??affects??the??levels??of??the??Underlying,??and??the??publisher??has??no??obligation??
to??consider??your??interests.??
?? Notwithstanding??that??the??title??of??the??Underlying??includes??the??phrase??“Risk??Control,”??the??
Underlying??may??underperform??the??S&P??500®??Total??Return??Index??and??there??is??no??guarantee??that??
the??Underlying??will??achieve??the??10%??volatility??target.??
?? The??Underlying??may??be??subject??to??increased??volatility??due??to??the??use??of??leverage.??
?? The??Underlying??may??be??subject??to??borrowing??costs??due??to??the??use??of??leverage,??which??will??reduce??
the??return??on??the??Underlying??relative??to??the??S&P??500®??Total??Return??Index??
?? Controlled??volatility??does??not??mean??the??Underlying??will??have??lower??volatility??than??the??S&P??500®??
Total??Return??Index.??
?? Low??volatility??does??not??necessarily??mean??low??risk.??
?? The??Underlying??may??not??outperform??the??S&P??500®??Total??Return??Index.??There??may??be??
overexposure??to??the??S&P??500®??Total??Return??Index??in??bear??markets??or??underexposure??in??bull??
markets.??
?? There??may??be??overexposure??to??the??S&P??500®??Total??Return??Index??in??bear??markets??or??
underexposure??in??bull??markets.??
?? The??Underlying??is??an??excess??return??index??and??therefore??its??performance??will??reflect??borrowing??
costs.????
?? The??cost??of??borrowing??is??ignored??when??determining??how??much??money??to??borrow,??even??if??a??
prudent??investor??would??choose??not??to??borrow??money??to??invest??in??the??S&P??500®??Total??Return??
Index??at??such??time.????
?? The??Underlying??has??limited??actual??historical??information.
??
??
??
??
You??may??revoke??your??offer??to??purchase??the??Notes??at??any??time??prior??to??the??time??at??which??we??accept??such??offer??on??the??date??the??Notes??are??priced.??We??reserve??the??right??to??change??the??terms??of,??or??reject??any??offer??to??purchase,??the??Notes??prior??to??
their??issuance.??In??the??event??of??any??changes??to??the??terms??of??the??Notes,??we??will??notify??you??and??you??will??be??asked??to??accept??such??changes??in??connection??with??your??purchase.??You??may??also??choose??to??reject??such??changes??in??which??case??we??may??
reject??your??offer??to??purchase.????
Please??see??the??Preliminary??Pricing??Supplement??for??complete??product??disclosure,??including??related??risks??and??tax??disclosure.??
This??fact??sheet??is??a??summary??of??the??terms??of??the??Notes??and??factors??that??you??should??consider??before??deciding??to??invest??in??the??Notes.??BofA??Finance??has??filed??a??registration??statement??(including??preliminary??pricing??supplement,??product??
supplement,??prospectus??supplement??and??prospectus)??with??the??Securities??and??Exchange??Commission,??or??SEC,??for??the??offering??to??which??this??fact??sheet??relates.??Before??you??invest,??you??should??read??this??fact??sheet??together??with??the??Preliminary??
Pricing??Supplement??dated??December??6,??2019,??Product??Supplement??EQUITY??1??dated??January??24,??2017??and??Prospectus??Supplement??and??Prospectus??dated??November??4,??2016??to??understand??fully??the??terms??of??the??Notes??and??other??considerations??
that??are??important??in??making??a??decision??about??investing??in??the??Notes.??If??the??terms??described??in??the??Preliminary??Pricing??Supplement??are??inconsistent??with??those??described??herein,??the??terms??described??in??the??Preliminary??Pricing??Supplement??will??
control.??You??may??get??these??documents??without??cost??by??visiting??EDGAR??on??the??SEC??Web??site??at??sec.gov??or??by??clicking??on??the??hyperlinks??to??each??of??the??respective??documents??incorporated??by??reference??in??the??Preliminary??Pricing??Supplement.??
Alternatively,??BofA??Finance,??any??agent??or??any??dealer??participating??in??this??offering??will??arrange??to??send??you??the??Preliminary??Pricing??Supplement,??Product??Supplement??EQUITY??1??and??Prospectus??Supplement??and??Prospectus??if??you??so??request??by??
calling??toll??free??at??1??800??294??1322.??

??
??
BofA??Finance??LLC
Notes????
Fully??and??Unconditionally??Guaranteed??by??Bank??of??America??Corporation
Bank??of??America????
??
Filed??pursuant??to??Rule??433??
Registration??Statement??No??333??213265
??
??
??
Risk??Factors??
?? You??may??not??earn??a??return??on??your??investment.????
?? The??Notes??do??not??bear??interest.??
?? Your??return??on??the??Notes??may??be??less??than??the??yield??on??a??conventional??debt??security??of??
comparable??maturity.????
?? Any??payments??on??the??Notes??are??subject??to??the??credit??risk??of??BofA??Finance??and??the??Guarantor,??and??
actual??or??perceived??changes??in??BofA??Finance??or??the??Guarantor’s??creditworthiness??are??expected??to??
affect??the??value??of??the??Notes.????
?? The??public??offering??price??you??pay??for??the??Notes??will??exceed??their??initial??estimated??value.??
?? We??cannot??assure??you??that??a??trading??market??for??your??Notes??will??ever??develop??or??be??maintained.????
?? The??Redemption??Amount??will??not??reflect??changes??in??the??level??of??the??Underlying??other??than??on??the??
Observation??Dates.????
?? The??publisher??of??the??S&P??500®??Index??and??the??Underlying??may??adjust??the??S&P??500®??Index??or??the??
Underlying??in??a??way??that??affects??the??levels??of??the??Underlying,??and??the??publisher??has??no??obligation??
to??consider??your??interests.??
?? Notwithstanding??that??the??title??of??the??Underlying??includes??the??phrase??“Risk??Control,”??the??
Underlying??may??underperform??the??S&P??500®??Total??Return??Index??and??there??is??no??guarantee??that??
the??Underlying??will??achieve??the??10%??volatility??target.??
?? The??Underlying??may??be??subject??to??increased??volatility??due??to??the??use??of??leverage.??
?? The??Underlying??may??be??subject??to??borrowing??costs??due??to??the??use??of??leverage,??which??will??reduce??
the??return??on??the??Underlying??relative??to??the??S&P??500®??Total??Return??Index??
?? Controlled??volatility??does??not??mean??the??Underlying??will??have??lower??volatility??than??the??S&P??500®??
Total??Return??Index.??
?? Low??volatility??does??not??necessarily??mean??low??risk.??
?? The??Underlying??may??not??outperform??the??S&P??500®??Total??Return??Index.??There??may??be??
overexposure??to??the??S&P??500®??Total??Return??Index??in??bear??markets??or??underexposure??in??bull??
markets.??
?? There??may??be??overexposure??to??the??S&P??500®??Total??Return??Index??in??bear??markets??or??
underexposure??in??bull??markets.??
?? The??Underlying??is??an??excess??return??index??and??therefore??its??performance??will??reflect??borrowing??
costs.????
?? The??cost??of??borrowing??is??ignored??when??determining??how??much??money??to??borrow,??even??if??a??
prudent??investor??would??choose??not??to??borrow??money??to??invest??in??the??S&P??500®??Total??Return??
Index??at??such??time.????
?? The??Underlying??has??limited??actual??historical??information.
??
??
??
??
You??may??revoke??your??offer??to??purchase??the??Notes??at??any??time??prior??to??the??time??at??which??we??accept??such??offer??on??the??date??the??Notes??are??priced.??We??reserve??the??right??to??change??the??terms??of,??or??reject??any??offer??to??purchase,??the??Notes??prior??to??
their??issuance.??In??the??event??of??any??changes??to??the??terms??of??the??Notes,??we??will??notify??you??and??you??will??be??asked??to??accept??such??changes??in??connection??with??your??purchase.??You??may??also??choose??to??reject??such??changes??in??which??case??we??may??
reject??your??offer??to??purchase.????
Please??see??the??Preliminary??Pricing??Supplement??for??complete??product??disclosure,??including??related??risks??and??tax??disclosure.??
This??fact??sheet??is??a??summary??of??the??terms??of??the??Notes??and??factors??that??you??should??consider??before??deciding??to??invest??in??the??Notes.??BofA??Finance??has??filed??a??registration??statement??(including??preliminary??pricing??supplement,??product??
supplement,??prospectus??supplement??and??prospectus)??with??the??Securities??and??Exchange??Commission,??or??SEC,??for??the??offering??to??which??this??fact??sheet??relates.??Before??you??invest,??you??should??read??this??fact??sheet??together??with??the??Preliminary??
Pricing??Supplement??dated??December??6,??2019,??Product??Supplement??EQUITY??1??dated??January??24,??2017??and??Prospectus??Supplement??and??Prospectus??dated??November??4,??2016??to??understand??fully??the??terms??of??the??Notes??and??other??considerations??
that??are??important??in??making??a??decision??about??investing??in??the??Notes.??If??the??terms??described??in??the??Preliminary??Pricing??Supplement??are??inconsistent??with??those??described??herein,??the??terms??described??in??the??Preliminary??Pricing??Supplement??will??
control.??You??may??get??these??documents??without??cost??by??visiting??EDGAR??on??the??SEC??Web??site??at??sec.gov??or??by??clicking??on??the??hyperlinks??to??each??of??the??respective??documents??incorporated??by??reference??in??the??Preliminary??Pricing??Supplement.??
Alternatively,??BofA??Finance,??any??agent??or??any??dealer??participating??in??this??offering??will??arrange??to??send??you??the??Preliminary??Pricing??Supplement,??Product??Supplement??EQUITY??1??and??Prospectus??Supplement??and??Prospectus??if??you??so??request??by??
calling??toll??free??at??1??800??294??1322.??